UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 16, 2016 (March 15, 2016)

Date of Report (Date of earliest event reported):

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13650 Dulles Technology Drive, Herndon, Virginia	20171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Learning Tree International, Inc. (the “Company”) held on March 15, 2016 (the “Annual Meeting”), the stockholders voted on: (i) the election of two Class III directors to serve for a three-year term ending at the 2019 annual meeting of stockholders (Proposal 1); (ii) the approval, on a non-binding advisory basis, of the Company’s executive compensation (Proposal 2); and (iii) the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2016 (Proposal 3). Each of the three proposals voted on at the Annual Meeting, which are described in further detail in the Company’s Definitive Proxy Statement, was approved by the Company’s stockholders.  No other proposal was submitted for consideration of Company stockholders at the Annual Meeting.

The results of the votes cast by stockholders are as follows:

Proposal 1 - To elect two Class III directors to serve for a three-year term ending at the 2019 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
David C. Collins	8,081,780	1,498,072	2,032,523
Henri Hodara	8,081,780	1,498,072	2,032,523

Proposal 2 - The approval, on a non-binding advisory basis, of the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
8,079,529	1,490,109	10,214	2,032,523

Proposal 3 - The ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2016.

For	Against	Abstain	Broker Non-Votes
11,350,291	259,961	2,123	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 16, 2016	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ David W. Asai
David W. Asai
Chief Financial Officer (Principal Financial Officer)